Exhibit 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

Registration Statements on Form S-3


   Registration Number               Date Filed
------------------------------------------------------


33-92014                           May 8, 1995
33-92852                           May 30, 1995
333-1674                           February 26, 1996
333-16111                          November 14, 1996
333-21261                          February 6, 1997


Registration Statements on Form S-8



     Name                      Registration Number           Date Filed
-------------------------------------------------------------------------------

1987-1991 Employee Stock
  Option Plan                     33-77384                 April 6, 1994

1993 Director Stock
  Option Plan                     33-77386                 April 6, 1994

1993 Employee Stock
  Option Plan                     33-77390                 April 6, 1994

1993 Management Stock
  Option Plan                     33-77388                 April 6, 1994


1997 Employee Stock
  Purchase Plan                   333-21963                February 18, 1997




/s/Ernst & Young

Baltimore, Maryland
March 26, 1997